Exhibit (m)(4)
SCHEDULE A
TO THE DISTRIBUTION AND SERVICE PLAN
CLASS A SHARES
Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as set forth below.

		Maximum
		Shareholder
Portfolio	Fee	Services Fee
Aggressive Growth Stock Fund	.35%	.25%
All-Cap Quantitative Equity Fund	.35%	.25%

Large Cap Growth Stock Fund (formerly Capital Appreciation Fund)	.35%	.25%
Total Return Bond Fund (formerly, Core Bond Fund)	.25%	.25%
Emerging Growth Stock Fund	.35%	.25%

High Grade Municipal Bond Fund (formerly, Florida Tax Exempt Bond Fund)	.18%	.18%
Georgia Tax Exempt Bond Fund	.18%	.18%

Large Cap Core Equity Fund (formerly) Large Cap Relative Value Fund	.25%	.25%
High Income Fund	.30%	.25%
Intermediate Bond Fund	.25%	.25%
International Equity Fund	.33%	.25%
International Equity Index Fund	.35%	.25%
International Equity 130/30 Fund	.35%	.25%
Investment Grade Bond Fund	.35%	.25%
Investment Grade Tax-Exempt Bond Fund	.35%	.25%
Life Vision Aggressive Growth Fund	.35%	.25%
Life Vision Conservative Fund	.35%	.25%
Life Vision Growth and Income Fund	.35%	.25%
Life Vision Moderate Growth Fund	.35%	.25%
Life Vision Target Date 2015 Fund	.35%	.25%
Life Vision Target Date 2025 Fund	.35%	.25%
Life Vision Target Date 2035 Fund	.35%	.25%
Limited-Term Federal Mortgage Securities Fund	.23%	.23%
Maryland Municipal Bond Fund	.15%	.15%
Mid-Cap Core Equity Fund (formerly Mid-Cap Equity Fund)	.35%	.25%
Mid-Cap Value Equity Fund	.35%	.25%
North Carolina Tax-Exempt Bond Fund	.15%	.15%

		Maximum
		Shareholder
Portfolio	Fee	Services Fee
Prime Quality Money Market Fund	.20%	.20%
Real Estate 130/30 Fund	.35%	.25%
Seix Floating Rate High Income Fund	.30%	.25%
Seix High Yield Fund	.25%	.25%
Short-Term Bond Fund	.23%	23%
Short-Term U.S. Treasury Securities Fund	.18%	.18%
Small Cap Growth Stock Fund	.35%	.25%
Small Cap Value Equity Fund	.33%	.25%
Strategic Income Fund	.35%	.25%
Large Cap Quantitative Equity Fund	.25%	.25%
Select Large Cap Growth Stock Fund (formerly Quality Growth Stock Fund)	.35%	.25%
Tax-Exempt Money Market Fund	.15%	.15%
U.S. Equity 130/30 Fund	.35%	.25%
U.S. Government Securities Fund	.35%	.25%
U.S. Government Securities Money Market Fund	.17%	.17%
U.S. Treasury Money Market Fund	.15%	.15%
Large Cap Value Equity Fund	.33%	.25%
Virginia Intermediate Municipal Bond Fund	.15%	.15%
Virginia Tax-Free Money Market Fund	.20%	.20%
January 15, 2008